UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

AppHarvest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39288	82-5042965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Appalachian Way Morehead, KY	40351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (606) 653-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APPH	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	APPHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01      Other Events.

As previously disclosed, on January 29, 2021 (the “Closing Date”), AppHarvest, Inc., a Delaware corporation (the “Company”), consummated the previously announced merger transactions (collectively, the “Merger”) pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated September 28, 2020 (the “Business Combination Agreement”), by and among the Company (at such time named Novus Capital Corporation (“Novus”)), ORGA, Inc., a wholly owned subsidiary of Novus, and AppHarvest Operations, Inc., a Delaware corporation (f/k/a AppHarvest, Inc.) (“Legacy AppHarvest”).

Pursuant to the Business Combination Agreement, the Merger was accounted for as a reverse recapitalization (the “Reverse Recapitalization”) in accordance with U.S. generally accepted accounting principles. Under this method of accounting, Novus was treated as the “acquired” company and Legacy AppHarvest was treated as the acquirer for financial reporting purposes. The Reverse Recapitalization was treated as the equivalent of Legacy AppHarvest issuing stock for the net assets of Novus, accompanied by a recapitalization.

The Company is issuing this Current Report on Form 8-K to recast its consolidated financial statements for the years ended December 31, 2020 and 2019 as previously incorporated by reference in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2021, as amended by Amendment No. 1 to Form 8-K/A, filed with the SEC on March 2, 2021, and Amendment No. 2 to Form 8-K/A, filed with the SEC on June 7, 2021 (as so amended, the “Super 8-K”) to reflect the effects of the Reverse Recapitalization.

Within the recast consolidated financial statements, the consolidated assets, liabilities and results of operations are those of Legacy AppHarvest for all periods presented. Additionally, the equity structure has been recast for all periods presented to reflect the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Legacy AppHarvest stockholders in connection with the Reverse Recapitalization. As such, the shares and corresponding stockholders' equity and net loss per common share related to Legacy AppHarvest redeemable convertible preferred stock and Legacy AppHarvest common stock prior to Merger have been retroactively recast using the exchange ratio in the Merger of approximately 2.1504 shares.

Included herein as Exhibit 99.1 are the audited consolidated financial statements of the Company as of December 31, 2020 and 2019. These financial statements update the audited consolidated financial statements of Legacy AppHarvest included in Item 2.01 and Item 9.01 of the Super 8-K. Also included herein as Exhibit 99.2 is (1) Management’s Discussion and Analysis of Financial Condition and Results of Operations, which relates to the audited consolidated financial statements, (2) Business and (3) Risk Factors, which updates the Management’s Discussion and Analysis of Financial Condition and Results of Operations, Business and Properties, and Risk Factors included in Item 2.01 of the Super 8-K.

Exhibits 99.1 and 99.2 are attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
99.1	Audited Consolidated Financial Statements of AppHarvest, Inc. for the Years Ended December 31, 2020 and 2019.
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations, Business and Risk Factors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppHarvest, Inc.

Dated: December 15, 2021

	By:	/s/ Loren Eggleton
Loren Eggleton
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)